Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

       In connection with the Quarterly Report on Form 10-Q of Verecloud, Inc. (the "Company") for the three and nine months ended March 31, 2011, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned, John McCawley, Chief Executive Officer of the Company, and James R. Buckley, Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to their knowledge:

(1)   The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)   The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ John McCawley	By:	/s/ James R. Buckley
	John McCawley		James R. Buckley
	Chief Executive Officer		Chief Financial Officer and Principal Accounting Officer
	May 11, 2011		May 11, 2011

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Verecloud, Inc. and will be retained by Verecloud, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.